UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): June 5, 2008

INCA DESIGNS, INC.

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-26257

Nevada	11-3461611
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

976 Lexington Avenue, New York, NY 10021

(Address of principal executive offices)

Issuer’s telephone number: (212) 327-3007

N/A

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 29, 2008, the Registrant issued a press release concerning the approval of a forward split of the Company’s common stock on a 3 for 1 basis with a record date of June 9, 2008 and a pay date of June 19, 2008.

Subsequently, there was an unexpected downturn in the market that significantly reduced the price of the Company’s common stock. Therefore, the Company’s Board of Directors rescinded the forward stock split as that action was no longer in the best interest of the Company and its shareholders.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements

None

(b)	Pro Forma Financial Information

None

(c)	Exhibits

99.1	Press release dated June 5, 2008 issued by INCA Designs, Inc. regarding the rescission of the previously announced forward stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INCA DESIGNS, INC.
(Registrant)

Date:	June 6, 2008	By:	/s/ Stacy Josloff
Stacy Josloff, Chief Executive Officer and Chief Financial Officer

		By:	/s/ Stephanie Hirsch
Stephanie Hirsch, President